EXHIBIT 11

                             CANTEL INDUSTRIES, INC.

                        COMPUTATION OF EARNINGS PER SHARE

                                   Three Months Ended       Nine Months Ended
                                        April 30,               April 30,

                                    1997       1996         1997        1996
                                  --------   --------     --------    --------

           PRIMARY

Weighted average number of
  shares outstanding             4,166,322   3,770,541    4,041,958   3,767,262

Dilutive effect of options and
  warrants using the treasury
  stock method and average
  market price for the period      234,969        --        317,643     503,768
                                 ---------   ---------    ---------   ---------

Weighted average number of
  shares and common stock
  equivalents                    4,401,291   3,770,541    4,359,601   4,271,030
                                ==========  ==========   ==========  ==========

Net income (loss)               $  164,000  $  (71,000)  $  828,000  $   10,000
                                ==========  ==========   ==========  ==========

Net income (loss) per
  common share                      $ 0.04      $(0.02)      $ 0.19      $  --
                                    ======      ======       ======      ======


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

                                   EXHIBIT 11

                             CANTEL INDUSTRIES, INC.

                        COMPUTATION OF EARNINGS PER SHARE

                                  Three Months Ended       Nine Months Ended
                                       April 30,                April 30,

                                   1997        1996          1997       1996
                                 --------    --------      --------   --------

     FULLY DILUTED

Weighted average number of
  shares outstanding             4,166,322   3,770,541     4,041,958   3,767,262

Dilutive effect of options and
  warrants using the treasury
  stock method and the higher
  of the period-end or average
  market price for the period      234,969        --         317,643     511,114
                                ----------  ----------    ----------  ----------

Weighted average number of
  shares and common stock
  equivalents                    4,401,291   3,770,541     4,359,601   4,278,376
                                ==========  ==========    ==========  ==========

Net income (loss)               $  164,000  $  (71,000)   $  828,000  $   10,000
                                ==========  ==========    ==========  ==========

Net income (loss) per
  common share                      $ 0.04      $(0.02)       $ 0.19      $  --
                                    ======      ======        ======      ======


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